Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-199692) pertaining to the 2014 Long-Term Incentive Compensation Plan of Investar Holding Corporation,
2.	Registration Statement (Form S-8 No. 333-201880) pertaining to the 401(k) Plan of Investar Holding Corporation,
3.	Registration Statement (Form S-8 No. 333-218231) pertaining to the 2017 Long-Term Incentive Compensation Plan of Investar Holding Corporation,
4.	Registration Statement (Form S-8 No. 333-258588) pertaining to the Amended and Restated 2017 Long-Term Incentive Compensation Plan of Investar Holding Corporation,
5.	Registration Statement (Form S-3 No. 333-215238),
6.	Registration Statement (Form S-3MEF No. 333-216851),
7.	Registration Statement (Form S-4 No. 333-228621),
8.	Registration Statement (Form S-3 No. 333-236315), and
9.	Registration Statement (Form S-3 No. 333-249912)

of Investar Holding Corporation (the “Company”) and any related Prospectus of our reports dated  March 9, 2022, related to our audit of the consolidated financial statements and the effectiveness of internal control over financial reporting of the Company included in this Annual Report on Form 10-K for the years ended December 31, 2021 and 2020.

/s/ HORNE LLP

Baton Rouge, Louisiana

March 9, 2022